                                                     September 10, 2008

Oppenheimer Dividend Growth Fund
6803 South Tucson Way
Englewood, Colorado 80112-3924

         Subject:    Oppenheimer Rising Dividends Fund, Inc.

Ladies and Gentlemen:

     We have acted as counsel to  Oppenheimer  Rising  Dividends  Fund,  Inc., a
Maryland corporation (the "Fund"), in connection with the preparation and filing with the  U.S.  Securities  and  Exchange  Commission  (the  "Commission")  of a
Registration  Statement on Form N-14 (the  "Registration  Statement")  under the
Securities Act of 1933, as amended. The purpose of the Registration Statement is to register  shares to be issued by the Fund, in connection with the acquisition of  substantially  all of the assets of  Oppenheimer  Dividend  Growth  Fund,  a
Massachusetts business trust, by and in exchange for shares of common stock, par value $0.01 per share (the "Shares"), of the Fund.

     We have reviewed  Fund's  Articles of  Incorporation  and By-laws,  each as supplemented and amended;  the form of Agreement and Plan of Reorganization  for the  Transaction,  which was  approved  by the Fund's  Board of  Directors  (the
"Agreement");  and  resolutions  adopted by the  Fund's  Board of  Directors  in connection with the Transaction (the "Resolutions").  We have also reviewed such
other  documents  and  made  such  other   investigations   as  we  have  deemed
appropriate.  As to questions of fact material to this  opinion,  we have relied upon statements, representations and certificates of officers or representatives of the Fund, public officials and others. We have not independently verified the facts so relied on.

     This  opinion  is based  exclusively  on the laws of the State of  Maryland governing  the  issuance  of the shares of the Fund,  and does not extend to the securities  or "blue sky" laws of the State of  Maryland,  the  Commonwealth  of
Massachusetts  or other States.  As to matters of Maryland law contained in this opinion, we have relied upon the opinion of Venable LLP dated the date hereof.

     We have  assumed for purposes of this opinion that upon any issuance of the
Shares,  the total  number of shares of each  class of common  stock  issued and outstanding  will not exceed the total  number of shares of each class of common stock that the Company is then  authorized to issue under the Fund's Articles of
Incorporation, as supplemented and amended.

     On the basis of the  foregoing,  it is our opinion that the issuance of the
Shares has been duly  authorized  and, when and if issued and delivered  against payment  therefor in accordance  with the  Resolutions  and the  Agreement,  the
Shares will be validly issued, fully paid and non-assessable.

     We hereby  consent to the filing of this opinion with the  Commission as an exhibit  to the  Registration  Statement  and to the  reference  to us as  legal counsel to the Fund in the Registration  Statement. We do not thereby admit that we are within the category of persons whose consent is required  under Section 7 of the 1933 Act or the rules and  regulations  of the  Securities  and  Exchange
Commission thereunder.

                                       Very truly yours,

                                       /s/  Kramer Levin Naftalis & Frankel LLP